EXHIBIT 31.2

CERTIFICATION

I, Matthew A. Jones, certify that:

1. I have reviewed this annual report on Form 10-K/A for the year ended December 31, 2008 of Atlas America, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ MATTHEW A. JONES
Matthew A. Jones
Chief Financial Officer
April 30, 2009